                                  Exhibit 11

                Statement Re: Computation of Earnings Per Share



UNITED BANKSHARES, INC. AND SUBSIDIARIES


                                                     For the Quarter Ended
                                                           March 31
                                                    ------------------------
PRIMARY:                                                1995        1994
- --------                                            -----------  -----------

Average Number of Common Shares                      11,809,055   11,929,809
Average Number of Common Share Equivalents               73,360       93,454
                                                    -----------  -----------
Average Shares and Share Equivalents Outstanding     11,882,415   12,023,263
                                                    ===========  ===========



Net Income                                          $ 6,897,000  $ 6,094,000
Preferred Dividends
                                                    -----------  -----------
Available to Common Shares                          $ 6,897,000  $ 6,094,000
                                                    ===========  ===========

Earnings Per Common Share:                          $      0.58  $      0.51
                                                    ===========  ===========



FULLY DILUTED:
- --------------

Average Number of Common Shares                      11,809,055   11,929,809
Average Number of Common Share Equivalents               85,929       94,487
                                                    -----------  -----------
Average Shares and Share Equivalents Outstanding     11,894,984   12,024,296
                                                    ===========  ===========


Net Income                                          $ 6,897,000  $ 6,094,000
Preferred Dividends
                                                    -----------  -----------
Available to Common Shares                          $ 6,897,000  $ 6,094,000
                                                    ===========  ===========

Earnings Per Common Share                           $      0.58  $      0.51
                                                    ===========  ===========

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